Exhibit 77C (PNC Funds) - Matters submitted to a vote of security holders - For period Ended 11-30-2016

Meeting of Shareholders

On October 5, 2016, PNC Funds and PNC Advantage Funds held a joint special meeting of shareholders (the "Meeting"). The shareholders of the PNC Funds approved:

a)	The following Trustees were elected by the following votes:


                               For              Withheld
Dorothy A. Berry          9,797,003,806.635    43,896,796.902
John G. Drosdick          9,797,426,287.259    43,474,316.278
Dale C. LaPorte           9,796,934,989.192    43,965,614.345
L. White Matthews, III    9,797,478,714.765    43,421,888.772
Edward D. Miller, M.D.    9,796,969,193.153    43,931,410.384
Stephen M. Todd           9,794,871,375.217    46,029,228.320
Maryann Bruce             9,817,906,532.084    22,994,071.453
Mark Hancock              9,817,452,646.889    23,447,956.648

b)	The amendment of fundamental investment restriction on
lending of the PNC Funds was approved by the following votes:


   For                 Against        Abstain       Broker Non-Vote

PNC Balanced Allocation Fund
3,841,133.272          3,773.000      15,975.771     529,838.184

PNC Bond Fund
7,499,894.123          1,884.632      1,957.306     153,010.450

PNC Government Money Market Fund
8,641,515,513.415   106,468,532.295   9,662,461.009  7,903,234.580

PNC Government Mortgage Fund
4,365,048.913         3,549.579        5,078.662     1,085,000.261

PNC High Yield Bond Fund
1,348,812.831          623.000          0.000         264,718.000

PNC Intermediate Bond Fund
22,567,005.179         193.532          0.000         400,190.551

PNC Intermediate Tax Exempt Bond Fund
8,035,374.031          0.000         1,714.572        307,496.864

PNC International Equity Fund
28,893,358.546       6,393.661       9,440.869       5,157,238.554

PNC International Growth Fund
301,857.025           0.000           0.000               -

PNC Large Cap Core Fund
1,216,335.233       15,255.532        0.000          172,540.171

PNC Large Cap Growth Fund
2,173,877.657       3,731.658       10,364.119       893,968.891

PNC Large Cap Value Fund
3,371,334.719       7,123.767        5,161.709       1,794,819.282

PNC Limited Maturity Bond Fund
21,207,932.142        0.126           917.536        1,499,661.653

PNC Maryland Tax Exempt Bond Fund
3,939,425.612       2,664.000        3,641.741        69,883.453

PNC Multi-Factor Small Cap Core Fund
4,914,152.051      48,500.523        57,670.714       2,129,000.511

PNC Multi-Factor Small Cap Value Fund
703,964.935        20,531.042      7,137.344          283,007.655

PNC Ohio Intermediate Tax Exempt Bond Fund
3,362,089.291      77,402.000       0.000             467,448.718

PNC S&P 500 Index Fund
7,705,061.014       10,184.711     1,396.797         1,233,010.884

PNC Small Cap Fund
28,747,348.729      72,429.374      35,496.314      11,166,885.458

PNC Tax Exempt Limited Maturity Bond Fund
12,366,725.602        0.000        12,358.000         132,148.614

PNC Total Return Advantage Fund
14,008,217.200       5,204.881     1,454.000         1,243,316.891

PNC Treasury Money Market
821,405,085.350    3,651,954.170   101,524.720      6,882,033.000

PNC Ultra Short Bond Fund
28,431,557.329        0.000        5,187.117         381,111.464

c)	The amendment of fundamental investment restriction on
borrowing of the PNC Funds was approved by the following votes:


    For              Against        Abstain        Broker Non-Vote

PNC Balanced Allocation Fund
3,841,133.272       3,773.000      15,975.771        529,838.184

PNC Bond Fund
7,499,894.123       1,884.632        1,957.306       153,010.450

PNC Government Money Market Fund
8,641,512,999.386   106,470,533.833   9,662,973.500   7,903,234.580

PNC Government Mortgage Fund
4,365,317.969        2,692.523         5,666.662      1,085,000.261

PNC High Yield Bond Fund
1,348,812.831         623.000           0.000          264,718.000

PNC Intermediate Bond Fund
22,566,907.179       291.532            0.000          400,190.551

PNC Intermediate Tax Exempt Bond Fund
8,035,374.031         0.000           1,714.572       307,496.864

PNC International Equity Fund
28,893,561.546      9,955.789         5,675.741       5,157,238.554

PNC International Growth Fund
301,857.025          0.000             0.000               -

PNC Large Cap Core Fund
1,216,679.320    14,911.445            0.000           172,540.171

PNC Large Cap Growth Fund
2,174,290.657     3,318.658          10,364.119        893,968.891

PNC Large Cap Value Fund
3,371,153.719      6,999.767         5,466.709        1,794,819.282

PNC Limited Maturity Bond Fund
21,207,447.899       0.126            1,401.779       1,499,661.653

PNC Maryland Tax Exempt Bond Fund
3,939,425.612       2,664.000         3,641.741       69,883.453

PNC Multi-Factor Small Cap Core Fund
4,914,079.673      49,006.799        57,236.816       2,129,000.511

PNC Multi-Factor Small Cap Value Fund
702,266.935         21,217.042      8,149.344         283,007.655

PNC Ohio Intermediate Tax Exempt Bond Fund
3,362,089.291       77,402.000       0.000            467,448.718

PNC S&P 500 Index Fund
7,705,218.996        9,523.729      1,899.797         1,233,010.884

PNC Small Cap Fund
28,745,867.340      72,940.289       36,466.788       11,166,885.458

PNC Tax Exempt Limited Maturity Bond Fund
12,366,725.602         0.000         12,358.000        132,148.614

PNC Total Return Advantage Fund
14,009,265.200       4,156.881       1,454.000         1,243,316.891

PNC Treasury Money Market Fund
821,344,359.990    3,651,954.170    162,250.080       6,882,033.000

PNC Ultra Short Bond Fund
28,431,557.329        0.000          5,187.117         381,111.464

On November 4, 2016, PNC Funds reconvened the Meeting (the
"Special Meeting") and approved:

a)	The amendment of fundamental investment limitations on
lending of the PNC Multi-Factor Small Cap Growth Fund's was approved by the following votes:

    For              Against        Abstain      Broker Non-Vote
1,950,229.051       70,858.578     47,229.493     715,907.867

b)	The amendment of fundamental investment limitations on
borrowing of the PNC Multi-Factor Small Cap Growth Fund's was approved by the following votes:

   For              Against        Abstain      Broker Non-Vote
1,951,567.759      70,337.653     46,411.710    715,907.867